GLOBAL MED TECHNOLOGIES, INC.
                              EXHIBIT 11.1
               STATEMENT RE: COMPUTATION OF PER SHARE LOSS
           OVER THE PERIOD FEBRUARY 11, 1997 TO JUNE 30, 1997



                                                   Allocation
(Share amounts in thousands)                         days      Calculation
                                                   ----------  -----------

Total shares issued and
outstanding from February 11, 1997
through March 12, 1997                    7,668     x  30        230,040


Underwriter's exercise of over
allotment option on March 13, 1997          241
                                        -------

Total shares issued and
outstanding from March 13, 1997
through March 31, 1997                    7,909     x  19        150,271

Adjustment to the May, 1995
Private Placement on April 1, 1997          120
                                        -------

Total shares issued and
outstanding from April 1, 1997
through April 14, 1997                    8,029     x  15        120,435


Conversion of notes payable
on April 15, 1997                            93
                                        -------

Total shares issued and
outstanding from April 16, 1997
through May 8, 1997                       8,122     x  23        186,806

Exercise of employee stock
options on May 9, 1997                       14
                                        -------

NOTE: COMMON STOCK EQUIVALENTS HAVE BEEN EXCLUDED FROM THE CALCULATION FROM FEBRUARY 11, 1997 THROUGH JUNE 30, 1997 AS THESE COMMON STOCK EQUIVALENTS ARE ANTI-DILUTIVE

Total shares issued and
outstanding from May 9, 1997
through June 30, 1997                     8,136     x  52        423,072
                                                    -----      ---------
                                                      139      1,110,624


                      Divided by                                     139
                                                               ---------

Total weighted average shares
outstanding February 11, 1997
through June 30, 1997                                              7,990
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